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Exhibit 23


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation of our report, dated January 24, 1996, on the consolidated financial statements and supporting schedule and exhibit of GTE North Incorporated and subsidiary included in this Form 10-K, into the Registration Statement filed on Form S-3 (File No. 33-51911).


                                                             ARTHUR ANDERSEN LLP

Dallas, Texas
March 27, 1996